Exhibit 10.3
Execution Version
INTERCREDITOR AGREEMENT
THIS INTERCREDITOR AGREEMENT is dated as of April 1, 2011 among Cantor Fitzgerald Securities (“Cantor Fitzgerald”), in its capacity as First Lien Agent (as defined below), Cantor Fitzgerald, in its capacity as Second Priority Agent (as defined below), Riviera Holdings Corporation, a Nevada corporation (the “Company”), and each of the undersigned Subsidiaries of the Company and each other Subsidiary of the Company that becomes a party hereto pursuant to Section 8.21 below.
A. WHEREAS, the Company is party to the Series A Credit Agreement, dated as of the date hereof (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Series A Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto and the First Lien Agent; and
B. WHEREAS, the Company is party to the Series B Credit Agreement, dated as of the date hereof (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Series B Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto and the Second Priority Agent.
Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1. Definitions.
1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Agreement” shall mean this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Bankruptcy Code” shall mean Title 11 of the United States Code.
“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
“Cantor Fitzgerald” shall have the meaning set forth in the preamble.
“Closing Date” shall mean April 1, 2011.
“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Second Priority Collateral, including without limitation any assets in which the First Lien Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3. For the avoidance of doubt, the Common Collateral shall not include the Series B Term Loan Controlled Account.

“Company” shall have the meaning set forth in the preamble.
“DIP Financing” shall have the meaning set forth in Section 6.1.
“Discharge of Senior Lender Claims” shall mean payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding Senior Lender Claims and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral in compliance with the Series A Credit Agreement, after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Lender Claims that constitute an exchange or replacement for or a refinancing of such Obligations or Senior Lender Claims. In the event the Senior Lender Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Lender Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.
“First Lien Agent” shall mean Cantor Fitzgerald, in its capacity as administrative agent and collateral agent for the Senior Lenders under the Series A Credit Agreement and the other Senior Lender Documents entered into pursuant to the Series A Credit Agreement, together with its successors in such capacity.
“Grantors” shall mean the Company and each of the Company’s Subsidiaries that has executed and delivered a Second Priority Collateral Document or a Senior Collateral Document.
“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” as defined in any of the Series A Credit Agreement or the Series B Credit Agreement.
“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
“Loan Parties” shall mean the Company and the Subsidiary Loan Parties.
“New York Courts” shall have the meaning set forth in Section 8.7.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Lender Document or Second Priority Document include the obligations to pay principal, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Lender or Second Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.
“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Pledged Collateral” shall mean the Common Collateral in the possession or control of the First Lien Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code.
“Purchase Notice” shall have the meaning set forth in Section 9.1.
“Recovery” shall have the meaning set forth in Section 6.4.
“Release Event” shall mean (a) at any time other than during the pendency of an Insolvency or Liquidation Proceeding, upon the occurrence and during the continuance of an Event of Default under the Senior Lender Documents; provided that the First Lien Agent and/or the Senior Lenders are exercising Remedies with respect to all or a material portion of the Common Collateral at such time, or (b) during the pendency of an Insolvency or Liquidation Proceeding, upon the occurrence of any of the following: (i) the entry of an order of a bankruptcy court in the Insolvency or Liquidation Proceeding authorizing the sale of all or a material portion of the Grantors’ assets or (ii) the exercising of any Remedy by the First Lien Agent and/or the Senior Lenders with respect to all or a material portion of the Common Collateral following the entry of an order of a bankruptcy court in the Insolvency or Liquidation Proceeding vacating the automatic stay and authorizing First Lien Agent or Senior Lenders to exercise any Remedy with respect to all or a material portion of the Common Collateral.
“Remedies” shall have the meaning set forth in Section 3.1(a).
“Remedies Notice” shall have the meaning set forth in Section 3.1(a).
“Required Lenders” shall mean, with respect to any Senior Lender Documents, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Lender Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Lender Documents).

“Second Priority Agent” shall mean Cantor Fitzgerald, in its capacity as administrative agent and collateral agent for the Second Priority Secured Parties under the Series B Credit Agreement and the other Second Priority Documents entered into pursuant to the Series B Credit Agreement, together with its successors in such capacity.
“Second Priority Claims” shall mean all Obligations in respect of, or arising under, the Second Priority Documents, including all fees and expenses of the Second Priority Agent thereunder.
“Second Priority Collateral” all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Priority Claim.
“Second Priority Collateral Agreement” shall mean the Series B Security Agreement dated as of the date hereof, among the Company, the other Grantors and the Second Priority Agent, as amended, modified, extended, restated, replace or supplemented from time to time in accordance with its terms.
“Second Priority Pledge Agreement” shall mean the Series B Pledge Agreement dated as of the date hereof, among the Company, the other Credit Parties and the Second Priority Agent, as amended, modified, extended, restated, replace or supplemented from time to time in accordance with its terms.
“Second Priority Collateral Documents” shall mean the Second Priority Collateral Agreement, Second Priority Pledge Agreement and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which Remedies with respect to such Liens are at any time governed.
“Second Priority Documents” shall mean the Series B Credit Agreement and the Second Priority Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Second Priority Claim, including, without limitation, any Obligation under the Series B Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Indebtedness arising under any such document.
“Second Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims.
“Second Priority Secured Parties” shall mean the Persons holding Second Priority Claims, including the Second Priority Agent.
“Senior Collateral Agreement” shall mean the Series A Security Agreement dated as of the date hereof, among the Company, the other Grantors and the First Lien Agent, as amended, modified, extended, restated, replace or supplemented from time to time in accordance with its terms.
“Senior Pledge Agreement” shall mean the Series A Pledge Agreement dated as of the date hereof, among the Company, the other Credit Parties and the Second Priority Agent, as amended, modified, extended, restated, replace or supplemented from time to time in accordance with its terms.

“Senior Collateral Documents” shall mean the Senior Collateral Agreement, Senior Pledge Agreement and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which Remedies with respect to such Lien are at any time governed.
“Senior Lender Claims” shall mean all Obligations arising under the Series A Credit Agreement and any other Senior Lender Documents, whether or not such Obligations constitute Indebtedness, including, without limitation, (a) Obligations arising under Secured Hedging Agreements and (b) Obligations under any credit agreement that is an exchange or replacement for or an extension, increase or refinancing of any other Senior Lender Claims. “Senior Lender Claims” shall include all interest and expenses accrued or accruing after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Documents whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.
“Senior Lender Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.
“Senior Lender Documents” shall mean the Series A Credit Agreement and the Senior Collateral Documents and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Senior Lender Hedging Obligation) providing for, evidencing or securing any Senior Lender Claim, including, without limitation, any Obligation under the Series A Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Indebtedness arising under any such document.
“Senior Lender Hedging Obligations” shall mean any Obligations under Secured Hedging Agreements.
“Senior Lenders” shall mean the Persons holding Senior Lender Claims, including the First Lien Agent.
“Series A Credit Agreement” shall have the meaning set forth in the preamble.
“Series B Credit Agreement” shall have the meaning set forth in the preamble.
“Series B Term Loan Controlled Account” shall mean bank account number 4122163751 entitled “Series B Term Loan Controlled Account” at Wells Fargo Bank, National Association, which bank account shall be subject to a first priority security interest in favor of the Second Priority Agent for the benefit of the holders of the Series B Term Loan (it being understood that the Series B Term Loan Controlled Account shall not constitute Senior Lender Collateral).
“Standstill Election Notice” shall have the meaning set forth in Section 3.1(a).

“Standstill Period” shall have the meaning set forth in Section 3.1(a).
“Subsidiary Loan Party” shall mean (a) each Domestic Subsidiary of the Company on the Closing Date and (b) each Domestic Subsidiary of the Company that becomes, or is required to become, a party to the Senior Collateral Agreement, Senior Pledge Agreement and this Agreement after the Closing Date.
“Supplement” shall mean an agreement in form and substance substantially similar to Exhibit A hereto.
“Trigger Event” shall have the meaning set forth in Section 9.1.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
1.2. Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Series A Credit Agreement.
SECTION 2. Lien Priorities.
2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Priority Secured Parties on the Common Collateral or of any Liens granted to the First Lien Agent or Senior Lenders on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Second Priority Documents or the Senior Lender Documents, (iii) whether the First Lien Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of the First Lien Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of the Second Priority Agent or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.
2.2. Prohibition on Contesting Liens. The Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and the First Lien Agent, for itself and on behalf of each Senior Lender in respect of which it serves as First Lien Agent, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of the First Lien Agent or any Senior Lender or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of the Second Priority Agent or any Second Priority Secured Party or any agent or trustee therefor in any Second Priority Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents or to prevent or impair the rights of the Second Priority Agent or any Second Priority Secured Party to enforce this Agreement or, subject to the limitations provided herein, the Second Priority Documents.
2.3. New Liens.
(a) New Second Priority Liens. So long as the Discharge of Senior Lender Claims has not occurred, the Second Priority Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims (other than Liens on the Series B Term Loan Controlled Account) that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents. If the Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral (other than Liens on the Series B Term Loan Controlled Account) that is not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, then such Second Priority Secured Party shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the First Lien Agent as security for the Senior Lender Claims (subject to the lien priority and other terms hereof) and shall promptly notify the First Lien Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the First Lien Agent to assign or release such Liens to the First Lien Agent (and/or each of its designees) as security for the applicable Senior Lender Claims.

(b) New First Priority Liens. If the First Lien Agent or any Senior Lender shall acquire or hold any Lien on any property or asset of a Grantor that is not also subject to the Second Priority Lien, then such First Lien Lender shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Second Priority Agent as security for the Second Priority Claims (subject to the Lien priority and other terms hereof) and shall promptly notify the Second Priority Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the Second Priority Agent to assign or release such Liens to the Second Priority Agent (and/or each of its designees) as security for the applicable Second Priority Claims.
2.4. Perfection of Liens. Neither the First Lien Agent nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Second Priority Secured Parties and shall not impose on the First Lien Agent, the Second Priority Agent, the Second Priority Secured Parties or the Senior Lenders, or any agent or trustee therefor, any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
2.5. Waiver of Marshalling. Until the Discharge of Senior Lender Claims, the Second Priority Agent, on behalf of itself and the Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 3. Enforcement.
3.1. Exercise of Remedies.
(a) So long as the Discharge of Senior Lender Claims has not occurred and subject to the immediately following sentence, (i) neither the Second Priority Agent nor any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) (each of the foregoing, a “Remedy”, and together, “Remedies”), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral or any other collateral by the First Lien Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by the First Lien Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any Remedies relating to the Common Collateral or any other collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any Remedies relating to the Common Collateral or any other collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein, the First Lien Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of the Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims and (B) the Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of the First Lien Agent or the Senior Lenders to exercise Remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. Notwithstanding the foregoing but subject to Section 6 hereof, the Second Priority Agent and any Second Priority Secured Party may exercise any Remedy after the Second Priority Agent shall have given written notice to the First Lien Agent (a) that an Event of Default has occurred under and as defined in the Series B Credit Agreement and stating its intentions to exercise Remedies and (b) a period of at least 10 days shall have elapsed from receipt of such notice (the “Remedies Notice”) by the First Lien Agent; provided that (x) such 10-day period shall be extended to 120 days (including the 10 day period) if the First Lien Agent shall have given written notice (a “Standstill Election Notice”) to the Second Priority Agent during such 10-day period electing to extend such period to 120 days (including the 10 day period) and (y) the period during which the Second Priority Agent and Second Priority Secured Parties shall be prohibited from exercising Remedies shall terminate upon the earliest to occur of such 10-day or 120-day period (the “Standstill Period”), as applicable, or the occurrence of any of the following: (i) occurrence of an Insolvency or Liquidation Proceeding of the Company or any other Grantor or (ii) such time as the First Lien Agent consents in writing to the termination of the Standstill Period. In exercising Remedies with respect to the Senior Lender Collateral, the First Lien Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise Remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) [Reserved]
(c) Subject to the proviso in clause (ii) of the first sentence of Section 3.1(a) above and the second sentence of Section 3.1(a), (i) the Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of Remedies undertaken by the First Lien Agent or Senior Lenders with respect to the Common Collateral or any other Senior Lender Collateral, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise (provided that in no event shall this clause limit the Second Priority Agent or any Second Priority Secured Party’s rights in or rights to take any action relating to the Series B Term Loan Controlled Account) and (ii) except as expressly set forth in this Agreement, the Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any other Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or any other Senior Lender seeks to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or any other Senior Lender is adverse to the interests of the Second Priority Secured Parties.
(d) The Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the Remedies of the First Lien Agent or Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.
3.2. Cooperation. Subject to the proviso in clause (ii) of the first sentence of Section 3.1(a), the Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the First Lien Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral during any Standstill Period (provided that, for the avoidance of doubt, nothing herein shall limit the right of the Second Priority Agent or the Second Priority Secured Parties to commence any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to their Liens in the Series B Term Loan Controlled Account or otherwise in respect of the applicable Second Priority Claims relating to the Series B Term Loan Controlled Account).
3.3. Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lenders, it being understood and agreed by the Second Priority Agent on behalf of each Second Priority Secured Party that (i) the Senior Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Lenders cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4. Payments.
4.1. Application of Proceeds. So long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of Remedies as a secured party, shall be applied by the First Lien Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, subject to Section 5.5 hereof, the First Lien Agent shall deliver promptly to the Second Priority Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Agent ratably to the Second Priority Claims in such order as specified in the Second Priority Documents.
4.2. Payments Over. Any Common Collateral or proceeds thereof received by the Second Priority Agent or any Second Priority Secured Party in connection with the exercise of any Remedy relating to the Common Collateral prior to the Discharge of Senior Lender Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is each hereby individually authorized to make any such endorsements as agent for the Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.
SECTION 5. Other Agreements.
5.1. Releases.
(a) If, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to the Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of: (i) by the owner of such Common Collateral in a transaction permitted under the Series A Credit Agreement and the Series B Credit Agreement or (ii) following the occurrence and during the continuance of a Release Event, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Lender Claims are released and discharged. Upon delivery to the Second Priority Agent of a notice from the First Lien Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon the Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Grantor pursuant to the preceding sentence or otherwise), the Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms at the expense of the Company. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.

(b) The Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Agent or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.
(c) Unless and until the Discharge of Senior Lender Claims has occurred, the Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral to the repayment of Senior Lender Claims pursuant to the terms of the Senior Lender Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agent or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.
5.2. Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the First Lien Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the First Lien Agent for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second Priority Agent for the benefit of the Second Priority Secured Parties pursuant to the terms of the Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2.

5.3. Amendments.
(a) Amendments to Second Priority Collateral Documents. So long as the Discharge of Senior Lender Claims has not occurred, without the prior written consent of the First Lien Agent and the Required Lenders, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement (it being understood that this provision shall not prohibit the amendment, supplement or modification of any Second Priority Collateral Document or the entry into any new Second Priority Collateral Document to the extent that such amendment, supplement, modification or new Second Priority Collateral Document relates solely to the Liens in the Series B Term Loan Controlled Account securing the Second Priority Claims). The Second Priority Agent agrees that each applicable Second Priority Collateral Document executed as of the date hereof shall include the following language (or language to similar effect approved by the First Lien Agent), unless such Second Priority Collateral Document relates solely to the Liens in the Series B Term Loan Controlled Account securing the Second Priority Claims:
THIS [SENIOR COLLATERAL AGREEMENT][SECOND PRIORITY COLLATERAL AGREEMENT] IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE [FIRST LIEN AGENT][SECOND PRIORITY AGENT], FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS [SENIOR COLLATERAL AGREEMENT][SECOND PRIORITY COLLATERAL AGREEMENT] AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE [FIRST LIEN AGENT][SECOND PRIORITY AGENT] ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.
(b) Amendments to Senior Lender Documents. The Senior Lenders shall have the right, exercisable in their sole discretion, without notice or demand and without affecting or impairing the agreements and obligations of the Second Priority Parties, from time to time to modify, extend, amend, restate, compromise, supplement, waive or release the Senior Lender Claims, the Lien in favor of the Senior Lenders or any Senior Lender Documents, and the aggregate amount of the Senior Lender Claims may be renewed, replaced or refinanced, all without notice to or consent by the Second Priority Agent or the Second Priority Secured Parties; provided, however, that the principal amount of the Senior Lender Claims (other than Senior Lender Claims in respect of Secured Hedging Agreements) may only be increased, renewed, replaced or refinanced in an amount not to exceed the $60,000,000.
5.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agent and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Second Priority Claims in accordance with the terms of the Second Priority Documents and applicable law, to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by the Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by the Second Priority Agent or any Second Priority Secured Party of Remedies as a secured creditor in respect of Common Collateral or (b) enforcement in contravention of this Agreement of any Lien on Common Collateral in respect of Second Priority Claims held by any of them. In the event the Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any Remedies the First Lien Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

5.5. First Lien Agent as Gratuitous Bailee for Perfection.
(a) The First Lien Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).
(b) In the event that the First Lien Agent (or its agent or bailees) has Lien filings against Intellectual Property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, such First Lien Agent agrees to hold such Liens as gratuitous bailee for the Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.5.
(c) Except as otherwise specifically provided herein (including in Sections 3.1 and 4.1 hereof), until the Discharge of Senior Lender Claims has occurred, the First Lien Agent shall be entitled to deal with the Pledged Collateral in accordance the Senior Lender Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.
(d) The First Lien Agent shall have no obligation whatsoever to the Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.
(e) The First Lien Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Priority Agent or any Second Priority Secured Party, and the Second Priority Agent and the Second Priority Secured Parties hereby waive and release the First Lien Agent from all claims and liabilities arising pursuant to the First Lien Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(f) Upon the Discharge of Senior Lender Claims, the First Lien Agent shall deliver to the Second Priority Agent (or its designees), to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of the First Lien Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Agent for loss or damage suffered by the First Lien Agent as a result of such transfer except for loss or damage suffered by the First Lien Agent as a result of its own willful misconduct, gross negligence or bad faith. The First Lien Agent has no obligation to follow instructions from the Second Priority Agent in contravention of this Agreement.
(g) Neither the First Lien Agent nor the Senior Lenders shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Lien Agent or the Senior Lenders under the Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
5.6. Subordination of Liens in respect of Senior Lender Claims. The First Lien Agent (on behalf of itself and each Senior Lender) agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, its Lien in any Common Collateral to the Lien, indebtedness or claim of any other creditor of any Grantor without the prior written consent of the Second Priority Agent.
SECTION 6. Insolvency or Liquidation Proceedings.
6.1. Financing Issues.
(a) If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire (i) to permit the use of cash collateral (other than the Series B Term Loan Controlled Account) under Section 363 of the Bankruptcy Code or any similar provision in any Bankruptcy Law or (ii) to permit the Company or any other Grantor to obtain financing (“DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law, then the Second Priority Agent, on behalf of itself and each Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to (A) such (1) use of cash collateral or (2) DIP Financing so long as (x) such DIP Financing is on commercially reasonable terms, (y) such DIP Financing does not compel the Grantors to pursue a specific plan of reorganization and (z) on the date the DIP Financing (or any amendment or modification thereof) is approved by the applicable bankruptcy court, the aggregate principal amount outstanding under such DIP Financing plus the aggregate principal amount available under such DIP Financing plus the aggregate outstanding principal amount of Senior Lender Claims (other than obligations in respect of Secured Hedging Agreements) does not exceed $70 million (provided that the Second Priority Agent and any Second Priority Secured Party shall be permitted to propose an alternative DIP Financing to the Company and the other Grantors, as well as to the court presiding over the Insolvency or Liquidation Proceeding) and will not request adequate protection or any other relief in connection therewith

(except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (B) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by the First Lien Agent or any holder of Senior Lender Claims, (C) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral or (D) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral.
(b) If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Second Priority Agent shall desire to permit the use of cash collateral consisting of the Series B Term Loan Controlled Account, then the First Lien Agent, on behalf of itself and each Senior Lender, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (i) such use of cash collateral and will not request adequate protection or any other relief in connection therewith, (ii) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Liens in the Series B Term Loan Controlled Account securing the Second Priority Claims or (iii) any other request for judicial relief made in any court by any holder of Second Priority Claims relating to the lawful enforcement of any Lien on the Series B Term Loan Controlled Account.
6.2. Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, the Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the First Lien Agent and the Required Lenders.
6.3. Adequate Protection.
(a) The Second Priority Agent, on behalf of itself and each Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the First Lien Agent or Senior Lenders for adequate protection (unless such adequate protection effects the validity or priority of the Liens on the Series B Term Loan Controlled Account securing the Second Priority Claims) or (ii) any objection by the First Lien Agent or Senior Lenders to any motion, relief, action or proceeding based on the First Lien Agent’s or the Senior Lenders’ claiming a lack of adequate protection (unless such objection effects the validity or priority of the Liens on the Series B Term Loan Controlled Account securing the Second Priority Claims). Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral (other than the Series B Term Loan Controlled Account) under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law, then the Second Priority Agent, on behalf of itself and any Second Priority Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien (except with respect to the Series B Term Loan Controlled Account) is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form (other than with respect to the Series B Term Loan Controlled Account), and (ii) in the event the Second Priority Agent, on behalf of itself or any Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral (unless such additional collateral is adequate protection in relation to the Liens on the Series B Term Loan Controlled Account securing the Second Priority Claims) then the Second Priority Agent, on behalf of itself or each Second Priority Secured Party, agrees that the First Lien Agent shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and for any use of cash collateral or DIP Financing provided by the Senior Lenders and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing provided by the Senior Lenders (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.
(b) The First Lien Agent, on behalf of itself and each Senior Lender, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Second Priority Agent or Second Priority Secured for adequate protection with respect to the Liens on the Series B Term Loan Controlled Account securing the Second Priority Claims or (b) any objection by the Second Priority Agent or Second Priority Secured Parties to any motion, relief, action or proceeding based on the Second Priority Agent’s or the Second Priority Secured Parties’ claiming a lack of adequate protection with respect to the Liens on the Series B Term Loan Controlled Account securing the Second Priority Claims. In any Insolvency or Liquidation Proceeding, the First Lien Agent, on behalf of itself and each Senior Lender, agrees that it will not seek or request, and will not accept, adequate protection in the form of Liens on the Series B Term Loan Controlled Account.
6.4. Avoidance Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor)any amount, whether received as proceeds of security, enforcement of any right of setoff or otherwise, because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (each such payment, a “Recovery”), then as among the parties hereto the Senior Lender Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor and debtor-in-possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the DIP Financing of, or use of cash collateral by, any Grantor.
6.6. Waivers. Until the Discharge of Senior Lender Claims has occurred, the Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral or other collateral securing the Senior Lender Claims, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.
SECTION 7. Reliance; Waivers; etc.
7.1. Reliance. The consent by the Senior Lenders to the execution and delivery of the Second Priority Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties is not entitled to rely on any credit decision or other decisions made by the First Lien Agent or any Senior Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.
7.2. No Warranties or Liability. Neither the First Lien Agent nor any Senior Lender shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, without regard to any rights or interests that the Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Agent nor any Senior Lender shall have any duty to the Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Agent, the Senior Lenders, the Second Priority Agent and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the Senior Lenders, and the Second Priority Agent and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(a) any lack of validity or enforceability of any Senior Lender Documents or any Second Priority Documents;
(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Series A Credit Agreement or any other Senior Lender Document or of the terms of the Series B Credit Agreement or any other Second Priority Document;
(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second Priority Claims or any guarantee thereof;
(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of the Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.
SECTION 8. Miscellaneous.
8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Second Priority Document, the provisions of this Agreement shall govern.
8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until (a) with respect to the First Lien Agent, Senior Lenders and Senior Lender Claims, the Discharge of Senior Lender Claims shall have occurred or (b) with respect to the Second Priority Agent, Second Priority Secured Parties and Second Priority Claims such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Second Priority Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Priority Agent or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected.
8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. Neither the First Lien Agent nor any Senior Lender shall have any obligation to the Second Priority Agent or any Second Priority Secured Party to keep the Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agent and the Second Priority Secured Parties shall not be entitled to rely on the First Lien Agent or the Senior Lenders with respect to (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the Second Priority Claims or the Senior Lender Claims or (b) any other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. The First Lien Agent, the Senior Lenders, the Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Agent, any Senior Lender, the Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Agent, the Senior Lenders, the Second Priority Agent and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
8.5. Subrogation. The Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.
8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders (other than in respect of or on account of the Series B Term Loan Controlled Account) may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, the Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that each Loan Party, each Second Priority Secured Party and the Second Priority Agent agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the holders of Senior Lender Claims and Second Priority Claims who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against the Second Priority Agent or any Loan Party or any Second Priority Secured Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party or such Second Priority Secured Party from asserting or seeking the same in the New York Courts.
8.8. Notices. All notices to the Second Priority Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Second Priority Agent or the First Lien Agent, as applicable, as provided in the Series B Credit Agreement or the Series A Credit Agreement, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The First Lien Agent hereby agrees to promptly notify the Second Priority Agent upon payment in full in cash of all Indebtedness under the Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9. Further Assurances. The Second Priority Agent, on behalf of itself and each Second Priority Secured Party, agrees that it shall take such further action and shall execute and deliver to the First Lien Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Senior Lenders may reasonably request, at the expense of the Company, to effectuate the terms of and the lien priorities contemplated by this Agreement.
8.10. Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
8.11. [Reserved.]
8.12. Specific Performance. Each of the First Lien Agent and the Second Priority Agent may demand specific performance of this Agreement. Each of the First Lien Agent, on behalf of itself and each applicable Senior Lender, and the Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Agent or the Second Priority Agent, as applicable.
8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.
8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Agent represents and warrants that this Agreement is binding upon the Senior Lenders. The Second Priority Agent represents and warrants that this Agreement is binding upon the Second Priority Secured Parties.
8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the Senior Lenders and Second Priority Secured Parties. No other Person shall have or be entitled to assert rights or benefits hereunder.
8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18. First Lien Agent and Second Priority Agent. It is understood and agreed that (a) Cantor Fitzgerald, is entering into this Agreement in its capacity as administrative agent under the Term Credit Agreement, and the provisions of Article VIII of the Series A Credit Agreement applicable to Cantor Fitzgerald, as administrative agent thereunder shall also apply to Cantor Fitzgerald, as First Lien Agent hereunder and (b) Cantor Fitzgerald is also entering into this Agreement in its capacity as administrative agent under the Series B Credit Agreement, and the provisions of Article VIII of the Series B Credit Agreement applicable to Cantor Fitzgerald, as administrative agent thereunder shall also apply to Cantor Fitzgerald as Second Priority Agent hereunder.
8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Series A Credit Agreement, the Series B Credit Agreement or any other Senior Lender Documents or Second Priority Documents or permit the Company or any of its Subsidiaries to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Series A Credit Agreement or any other Senior Lender Documents or the Series B Credit Agreement or any other Second Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate the Company or any of its Subsidiaries to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Series A Credit Agreement or any other Senior Lender Document or the Series B Credit Agreement or any other Second Priority Document.
8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Series B Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Series B Credit Agreement (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Series B Credit Agreement and (2) approved in writing by, or on behalf of, the requisite Senior Lenders as are needed under the terms of the Series A Credit Agreement to approve such amendment or modification.
8.21. Supplements. Upon the execution by any Subsidiary of the Company of a Supplement hereto, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.
8.22. Series B Term Loan Controlled Account. Notwithstanding anything to the contrary provided herein, no provision hereof shall give the First Lien Agent or any Senior Lender any rights in the Series B Term Loan Controlled Account, and no provision hereof shall affect in any manner whatsoever the Second Priority Agent’s or any Second Priority Secured Party’s rights in the Series B Term Loan Controlled Account.

SECTION 9. Purchase Option
9.1. Trigger Notice; Purchase Notice. Upon (i) receipt by Second Priority Agent of a notice from First Lien Agent of the intent of First Lien Agent and/or the Senior Lenders to accelerate the Senior Lender Claims or (ii) the commencement of an Insolvency or Liquidation Proceeding with respect to any of the Loan Parties (each a “Trigger Event”), the Second Priority Agent and the Second Priority Secured Parties shall have the option, exercised by delivery of a notice by the Second Priority Agent to the First Lien Agent (a “Purchase Notice”), to purchase the entire aggregate amount of outstanding Senior Lender Claims at par plus accrued and unpaid interest, fees and expenses from the First Lien Agent and the Senior Lenders. The Purchase Notice shall be irrevocable.
9.2. Closing. To the extent the Second Priority Agent and/or the Second Priority Secured Parties intend to exercise their rights under this Section 9, the Second Priority Agent will send to the First Lien Agent a Purchase Notice within five (5) Business Days of the occurrence of a Trigger Event, in which event, First Lien Agent and the Senior Lenders shall not accelerate the Senior Lender Claims to the extent such action has not been taken, or request that the Second Priority Agent or the Second Priority Secured Parties release any Lien on the Collateral, as the case may be, provided, that, the purchase and sale provided for in this Section 9 shall have closed within ten (10) Business Days after receipt by First Lien Agent of the Purchase Notice and the First Lien Agent and the Senior Lenders shall have received payment in full of the Senior Lender Claims as provided for herein within such ten (10) Business Day period.
9.3. Purchase and Sale. On the date specified by the Second Priority Agent in the Purchase Notice (which shall not be more than ten (10) Business Days after the receipt by the First Lien Agent of the Purchase Notice), the First Lien Agent and the Senior Lenders shall sell to the Second Priority Agent and/or the Second Priority Secured Parties, and the Second Priority Agent and/or the Second Priority Secured Parties shall purchase from the First Lien Agent and the Senior Lenders, the Senior Lender Claims.
9.4. Closing Deliverables. Upon the date of such purchase and sale, Second Priority Agent and/or the Second Priority Secured Parties shall (i) pay to the First Lien Agent and the Senior Lenders as the purchase price therefor the full amount of all the then outstanding and unpaid Senior Lender Claims, (ii) furnish cash collateral to the First Lien Agent and the Senior Lenders in such amounts as the First Lien Agent determines is reasonably necessary to secure the First Lien Agent and the Senior Lenders in connection with any issued and outstanding letters of credit provided by the First Lien Agent or the Senior Lenders (or letters of credit that the First Lien Agent or any Senior Lender has arranged to be provided by third parties pursuant to the Senior Lender Documents) to any Credit Party (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), and (iii) agree to reimburse the First Lien Agent and the Senior Lenders for all fees and expenses to the extent earned or due and payable in accordance with the Senior Lender Documents.

9.5. Delivery of Consideration. Such purchase price and cash collateral shall be remitted by wire transfer in immediately available funds to such bank account of the First Lien Agent as the First Lien Agent may designate in writing to Second Priority Agent for such purpose. Interest and fees shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Priority Agent and the Second Priority Secured Parties to the bank account designated by First Lien Agent are received in such bank account prior to 1:00 p.m., New York City time, and interest and fees shall be calculated to and including such Business Day if the amounts so paid by the Second Priority Agent and the Second Priority Secured Parties to the bank account designated by First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CANTOR FITZGERALD SECURITIES, as First Lien Agent
By:	/s/ Stephen P. Ewald
	Name:	Stephen P. Ewald
	Title:	Managing Director

Address:	110 East 59th Street New York, New York 10022 Attention: Stephen Ewald 900 West Trade Street, Suite 725 Charlotte, NC 28202 Attention: Bobbie Young

CANTOR FITZGERALD SECURITIES, as Second Priority Agent
By:	/s/ Stephen P. Ewald
	Name:	Stephen P. Ewald
	Title:	Managing Director

Address:	110 East 59th Street New York, New York 10022 Attention: Stephen Ewald 900 West Trade Street, Suite 725 Charlotte, NC 28202 Attention: Bobbie Young

RIVIERA HOLDINGS CORPORATION
By:	/s/ Tullio Marchionne
	Name:	Tullio Marchionne
	Title:	Secretary

Address:	2901 Las Vegas Blvd. South Las Vegas, Nevada 89109 Attention: General Counsel
[Signature Pages to Intercreditor Agreement]

RIVIERA OPERATING CORPORATION
By:	/s/ Tullio Marchionne
	Name:	Tullio Marchionne
	Title:	Secretary

Address:	2901 Las Vegas Blvd. South Las Vegas, Nevada 89109 Attention: General Counsel

RIVIERA BLACK HAWK, INC.
By:	/s/ Tullio Marchionne
	Name:	Tullio Marchionne
	Title:	Secretary

Address:	2901 Las Vegas Blvd. South Las Vegas, Nevada 89109 Attention: General Counsel
[Signature Pages to Intercreditor Agreement]

EXHIBIT A:
FORM OF SUPPLEMENT
SUPPLEMENT dated as of [_____] [_____], [_____] (this “Supplement”), to the INTERCREDITOR AGREEMENT, dated as of April 1, 2011 (as the same may be amended, amended and restated, supplemented, waived, replaced, refinanced or otherwise modified from time to time, the “Intercreditor Agreement”), among Cantor Fitzgerald Securities (“Cantor Fitzgerald”), in its capacity as First Lien Agent, Cantor Fitzgerald, in its capacity as Second Priority Agent, Riviera Holdings Corporation, a Nevada corporation (the “Company”), and each Subsidiary of the Company identified therein as a party thereto (each, a “Subsidiary Party”).
A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement.
B. Reference is made to the Series A Credit Agreement and the Series B Credit Agreement.
C. Section 8.21 of the Intercreditor Agreement provides that upon the execution by any Subsidiary of the Company of a supplement thereto, such Subsidiary shall be a party to the Intercreditor Agreement and shall be bound by the provisions thereof to the same extent as the Company and each other Grantor are so bound.
D. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the [Series A Credit Agreement][Series B Credit Agreement] and the Intercreditor Agreement to become a party to the Intercreditor Agreement.
Accordingly, the First Lien Agent, the Second Priority Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 8.21 of the Intercreditor Agreement, the New Subsidiary by its signature below shall become a party to the Intercreditor Agreement and shall be bound by the provisions thereof to the same extent as the Company and each other Grantor and Subsidiary Loan Party are so bound. Each reference to a “Grantor” and “Subsidiary Loan Party” in the Intercreditor Agreement shall be deemed to include the New Subsidiary. The Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2. Each New Subsidiary represents and warrants to the First Lien Agents and the Second Priority Agents that this Supplement has been duly authorized, executed and delivered by it.
SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when delivered by the parties hereto.
SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement.
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IN WITNESS WHEREOF, the New Subsidiary, the First Lien Agent and the Second Priority Agent duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

THE NEW SUBSIDIARY: [__________________]
By:
Name:
Title:
Address: [______________]
[Signature Page to Supplement to Intercreditor Agreement]

CANTOR FITZGERALD SECURITIES, as First Lien Agent
By:
Name:
Title:

CANTOR FITZGERALD SECURITIES, as Second Priority Agent
By:
Name:
Title:
[Signature Page to Supplement to Intercreditor Agreement]